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                                                                    EXHIBIT 12.1

                          PRESTIGE BRANDS INTERNATIONAL
                       RATIO OF EARNINGS TO FIXED CHARGES
                     FISCAL YEAR UNLESS OTHERWISE INDICATED
                                ($ IN THOUSANDS)

                                                                                                            Six Months Ended
                                                                                                              September 30,
                                                       Period from         Period from               -----------------------------
                                                      April 1, 2003     February 7, 2004  Pro Forma                      Pro Forma
                       2001     2002      2003    to February 6, 2004  to March 31, 2004    2004       2003      2004      2004
                      -------  -------  --------  -------------------  -----------------  ---------  --------  --------  ---------
Pre-tax income
 (loss) from
 continuing
 operations           $ 2,391  $   938  $  6,909  $             4,077  $           2,844  $  32,174  $  5,865  $  7,646  $  17,347

Fixed charges:
 Interest expense     $ 2,086  $ 8,847  $  9,806  $             8,195  $           1,735  $  44,567  $  4,586  $ 21,970  $  22,188
 One third of rent
 expense                   84      104       113                  118                 25        266       212       288        290
                      -------  -------  --------  -------------------  -----------------  ---------  --------  --------  ---------

 Total fixed charges    2,170    8,951     9,919                8,313              1,760     44,833     4,798    22,258     22,478
                      -------  -------  --------  -------------------  -----------------  ---------  --------  --------  ---------
Pre-tax income
 (loss) from
 continuing
 operations plus
 fixed charges        $ 4,561  $ 9,889  $ 16,828  $            12,390  $           4,604  $  77,007  $ 10,663  $ 29,904  $  39,825
                      -------  -------  --------  -------------------  -----------------  ---------  --------  --------  ---------

Ratio of earnings
 to fixed charges         2.1      1.1       1.7                  1.5                2.6        1.7       2.2       1.3        1.8
                      =======  =======  ========  ===================  =================  =========  ========  ========  =========